UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 20, 2006

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Blast Energy Service, Inc.
(Exact name of registrant as specified in its charter)

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California (State or Other Jurisdiction of Incorporation)
333-64122 (Commission File Number)	22-3755993 (I.R.S. Employer Identification No.)
14550 Torrey Chase Boulevard, Suite 330 Houston, Texas (Address of Principal Executive Offices)	77014-1022 (Zip Code)

(281) 453-2888
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁪ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁪ Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

⁪ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁪ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

The Company’s prototype abrasive fluid jetting (AFJ) rig, the Blast Rig #1, was deployed on its first commercial job in Many, Louisiana for Oracle Operating LLC in April, 2006. The Company believed that it successfully cut through the well casing at approximately 3,000 feet but was unable to laterally jet into the formation rock due to mechanical problems with the coil tubing delivery system. The rig has been taken to a coil tubing refurbishing yard to repair the injector head and hydraulic control system and to obtain an independent evaluation of the rig’s major systems. The time needed for these repairs will delay the expected timetable for full commercial operations of this rig, previously expected to be during May 2006. The Company will issue a cost and timing estimate upon completion of the independent rig evaluation.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.
99.1	Blast Energy Services Press release dated April 20, 2006

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLAST ENERGY SERVICES, INC. (Registrant)
Dated: April 26, 2005	By:	/s/ David M. Adams
David M. Adams
Chief Operating Officer

Dated: April 26, 2005	By:	/s/ John O’Keefe
John O’Keefe
Chief Financial Officer

INDEX TO EXHIBIT
Exhibit No. __________	Description ___________
99.1	Blast Energy Services Press release dated April 20, 2006